UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: June 14, 2010

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 24, 2010, a subsidiary of AMC Entertainment, Inc. completed the acquisition of Kerasotes Showplace Theatres, LLC (“Kerasotes”). All 92 Kerasotes theatres acquired and 925 of the 928 screens acquired have been included in our network since January 2008 under a network affiliate agreement that terminated on May 24, 2010. These theatres and screens remain in our network and become part of our long-term Exhibitor Services Agreement (“ESA”) with an initial term ending on February 13, 2037 as of the acquisition date.

On June 14, 2010, National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notice setting forth the determination of common membership units due to AMC ShowPlace Theatres, Inc. (“AMCST”), in accordance with the Common Unit Adjustment Agreement, dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc., and Cinemark USA, Inc. AMCST was designated by AMC. Regal, AMC and Cinemark are referred to collectively as the “Founding Members”. The “Founding Member Group” means, with respect to each Founding Member, the Founding Member, its ESA Party, and their Affiliates. The common membership units will be issued on June 28, 2010, the settlement date.

The adjustment of membership units pursuant to the Common Unit Adjustment Agreement are conducted annually, except that a Common Unit Adjustment will occur for a specific Founding Member (or designee) if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent Common Unit Adjustment, results in an extraordinary attendance increase or decrease in excess of two percent of the annual total attendance as determined on the prior adjustment date. The acquisition of Kerasotes meets such criteria as the acquisition results in an extraordinary attendance increase of approximately 4.5%. As a result of the extraordinary attendance increase, a full Common Unit Adjustment was performed for AMC and included the Kerasotes acquisition, new build theatres and dispositions for the January 1, 2010 through May 24, 2010 period (from the 2009 annual Common Unit Adjustment to the acquisition date). Following is a summary of the NCM LLC ownership units that will result from this most recent Common Unit Adjustment.

Founding Member Group	Number of Units Owned Prior to Extraordinary Adjustment (as of June 14, 2010)	Number of Units Issued per Extraordinary Adjustment	Total Number of Units Owned Post Extraordinary Adjustment (as of June 14, 2010)
AMC	18,948,404	6,510,209	25,458,613
Cinemark	16,946,503	0	16,946,503
Regal	25,753,070	0	25,753,070
NCM, Inc. (1)	42,277,129	0	42,277,129

Total	103,925,106	6,510,209	110,435,315

(1)	Excludes restricted shares which have vested and exercised stock options subsequent to April 1, 2010.

Following the issuance of common membership units pursuant to the Common Unit Adjustment, each Founding Member Group’s ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to Extraordinary Adjustment (as of June 14, 2010)	Ownership Interest Post Extraordinary Adjustment (as of June, 14, 2010)	Change
AMC	18.23%	23.05%	+4.82
Cinemark	16.31%	15.35%	- 0.96
Regal	24.78%	23.32%	- 1.46
NCM, Inc.	40.68%	38.28%	- 2.40

Pursuant to NCM, Inc’s Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members (or designees) may be redeemable for an equal number of shares of NCM, Inc.’s common stock.

Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash in the amount of $12.61 will be paid to AMCST in lieu of partial units.

The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends have been affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc.

Discussion of changes in screens and attendance:

•	The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 30,635,566 attendees.

•

The total attendance increase due to the 92 theatres acquired from Kerasotes was 30,531,929 attendees. Of this increase, 30,487,999 attendees were added on 918 digital screens and 43,930 attendees were added on 7 non-digital screens (attendance of 87,860 weighted at 50%). A total of 925 screens were added resulting in an average attendance per added screen of 33,120.

•

The total attendance increase due to an adjustment between 75% of the projected first 12 months of attendance of one new build included in the prior Common Unit Adjustment and the actual attendance reported for the first 12 months of operation for this one new build was 103,637 attendees.

•	Though excluded from the calculation, it is important to note that the decrease in attendance due to end of lease screen closures was 255,409 attendees, of which 116,217 attendees were from digital screens and 139,192 attendees were from non-digital screens (attendance of 278,384 weighted at 50%). A total of 15 screens were closed due to end of lease screen closures resulting in an average attendance per excluded screen of approximately 17,027.

Calculation of the Common Unit Adjustment (1): (as of May 24, 2010 except as noted)

Outstanding NCM LLC Equity Equivalents (2)	103,757,999
Times – NCM, Inc. Share Price (3)	$18.1726

NCM LLC Equity Value	$1,885,552,613

NCM LLC Long-Term Funded Debt	$765,000,000
Less NCM LLC Cash and Cash Equivalents	$(7,218,256)

NCM LLC Enterprise Value	$2,643,334,357

Divided by – Attendance Total (4)	684,488,198

NCM LLC Enterprise Value per Attendee	$3.8617676

Times – aggregate Net Attendance Adjustment (for the period January 1, 2010 through May 24, 2010)	30,635,566

Value of aggregate Net Attendance Adjustment	$118,307,437

Divided by – NCM, Inc. Share Price (3)	$18.1726

Common Unit Adjustment (in whole units)	6,510,209

Cash in lieu of partial units issued Founding Members	$12.61

(1)	Terms as defined in the Common Unit Adjustment Agreement dated as of February 13, 2007.
(2)	Includes 42,214,976 60-day weighted average shares of NCMI outstanding common stock, 61,168,663 60-day weighted average NCM LLC units held by the Founding Members.
(3)	Represents the 60-day weighted average share price of NCM, Inc.
(4)	Includes attendees from network affiliates and Regal Consolidated theatres.

Item 7.01	Regulation FD Disclosure.

In accordance with the ESA dated as of February 13, 2007, by and between NCM, Inc. and AMC., the issuance of these common units resulted in the cancellation of the short-term Kerasotes network affiliate agreement associated with the acquired theatres and those theatres became subject to the long-term ESA. As a result, the economic model associated with these theatres converted from a payment based on an agreed upon percentage of revenue attributable to the Kerasotes screens to the founding member economic model as outlined in the ESA whereby AMC will be paid $0.07 per attendee plus $926 per digital screen per year as of the acquisition date. In addition, as provided in the ESA, NCM LLC will be entitled to receive payments for the purchase of on-screen advertising time at a rate specified in the ESA in order to satisfy AMC’s obligation under their beverage concessionaire agreements. The aggregate affect of this conversion is projected to benefit NCM LLC’s operating income by approximately $3.5 million for the remainder of 2010 or $5.0 million on an annualized basis. In addition, AMC is required to reimburse NCM LLC approximately $2.9 million for the current net book value of NCM LLC capital expenditures invested in digital network technology within the acquired Kerasotes theatres prior to the acquisition date. This cash payment is expected to result in a zero net gain/loss to NCM LLC but will be included as an addition to the available cash to be distributed to all NCM LLC members in accordance with the National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement.

Subsequent to the AMC acquisition, five of the acquired Kerasotes theatres with approximately 2.8 million annual attendees are being sold to Regal and two of the acquired Kerasotes theatres with approximately 0.9 million annual attendees are being held for sale as a result of a settlement with the Department of Justice. These sales by AMC will be included in the 2010 annual Common Unit Adjustment.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.1.1	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.)

10.2	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.4	Exhibitor Services Agreement dated as of February 13, 2007, by and between National CineMedia, Inc. and American Multi-Cinema, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.2 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.4.1	Amendment to Exhibitor Services Agreement dated as of November 5, 2008, by and between National CineMedia LLC and American Multi-Cinema, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on November 6, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.
Dated: June 17, 2010
	By:	/S/ GARY W. FERRERA
Gary W. Ferrera Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)